UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2025

Oak Woods Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41664	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Roswell Drive, Nepean, Ontario,

K2J 0H5, Canada

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (+1) 403-561-7750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Class A Ordinary Share, one Right and one Redeemable Warrant	OAKU	The Nasdaq Stock Market LLC

Class A Ordinary Shares, par value $0.0001 per share	OAKUO	The Nasdaq Stock Market LLC

Rights, each right entitling the holder to one-sixth of one Class A Ordinary Share	OAKUR	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one Class A Ordinary Share for $11.50 per share	OAKUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 24, 2025, Oak Woods Acquisition Corporation (the “Company”) received written notice (the “Notification Letter”) from the Nasdaq Stock Market LLC (“Nasdaq”), which indicated that, as a result of the Company’s delay in filing its Annual Report on Form 10-K for the period ended December 31, 2024 (the “Annual Report”), the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires Nasdaq-listed companies to timely file all required periodic financial reports with the U.S. Securities and Exchange Commission (the “SEC”).

The Notice states that the Company has 60 calendar days to submit a plan to regain compliance and if the Nasdaq accepts such plan, the Nasdaq can grant an exception of up to 180 calendar days from the Annual Report’s due date, or until October 13, 2025 (the “Compliance Date”), to regain compliance. The Notification Letter does not impact the Company’s listing on The Nasdaq Capital Market at this time.

In its press release today, OAKU announced that it is in the final stages of completing the audit of its financial statements for the fiscal year ended December 31, 2024. While the Company has not yet filed its Annual Report on Form 10-K, it is working diligently with its independent registered public accounting firm to complete the remaining audit procedures. The delay in filing is not due to any disagreement with the Company's auditors and the Company expects to file the Form 10-K promptly upon completion of the audit review process.

Item 7.01. Regulation FD Disclosure.

On April 30, 2025, the Company issued a press release in accordance with Nasdaq Listing Rule 5810(b) announcing that the Company had received the Notice. A copy of the press release is attached hereto as Exhibit 99.1.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 7.01 and Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing to this Current Report on Form 8-K.

Item 8.01. Other Events.

As a result of the vote of our shareholders at the Extraordinary General Meeting of Shareholders of the Company held on March 20, 2025, the Company extended the outside deadline to complete its initial business combination until September 28, 2025 by voting to permit the Company to elect up to six one-month extensions to that deadline, provided our Sponsor has timely deposited $172,500 into our Trust Account on or prior to the expiration date of the previous extension period. As of April 28, 2025, our Sponsor had timely deposited all prior monthly extension deposits and again deposited $172,500 into our Trust Account, thereby extending the time available to the Company to complete our initial business combination until May 28, 2025.

This extension is the second of six one-month extensions permitted under the March 20, 2025 vote of our shareholders amending the Company’s Amended and Restated Memorandum and Articles of Association.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release Dated April 30, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAK WOODS ACQUISITION CORPORATION

	By:	/s/ Lixin Zheng
Name: Lixin Zheng
Title: Chief Executive Officer

Dated: April 30, 2025